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                                                                    Exhibit 5(a)

DONNA M. LEVY
Counsel
                                          Baltimore Gas and Electric Company
                                          P.O. Box 1475
                                          Baltimore, Maryland 21203-1475
                                          410 234-5598

[BGE LOGO]


                                   April 7, 1997



Constellation Energy Corporation
c/o David A. Brune
Baltimore Gas and Electric Company
39 W. Lexington Street
Baltimore, Maryland 21201

Gentlemen:

     This opinion is provided in connection with the registration statement (the "Registration Statement") being filed by Constellation Energy Corporation ("Constellation Energy") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, regarding the proposed issuance of up to $300,000,000 principal amount of Medium Term Notes, Series F (the "Notes"). Pursuant to an Agreement and Plan of Merger dated September 22, 1995, among Constellation Energy (formerly RH Acquisition Corp), Baltimore Gas and Electric Company (BGE) and Potomac Electric Power Company (PEPCO), upon the occurrence of certain events BGE and PEPCO will merge into Constellation Energy. In anticipation of the consummation of the merger, Constellation Energy is filing this Registration Statement in regard to the Notes to be offered upon effectiveness of the merger.

     I am an attorney in the Corporate Unit of the legal department of BGE, a Maryland corporation. BGE is a shareholder of Constellation Energy, and Constellation Energy has requested that I provide this opinion. I am licensed to practice law in the State of Maryland. I have relied upon the opinion of Piper & Marbury L.L.P. as to matters of Virginia law. In connection with this opinion I, together with other attorneys assisting me have considered, among other things
(1) the current articles of incorporation of Constellation Energy, as amended, and a form of amended and restated articles of incorporation of Constellation Energy (the "Charter" ) to be filed and effective upon consummation of the merger; (2) the current by-laws of Constellation Energy, and a form of by-laws of Constellation Energy to be adopted effective upon consummation of the merger;
(3) the Indenture dated as of April 4, 1997 from the Company to The Bank of New York under which the Notes will be issued; (4) Constellation Energy's application to the Public Service Commission of Maryland ("Maryland Commission") to be filed soon requesting authorization for the issuance


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April 7, 1997
Page 2

and sale of the Notes; (5) Constellation Energy's application to the Public Service Commission of the District of Columbia ("District of Columbia Commission") filed February 14, 1997 requesting authorization for the issuance and sale of the Notes; (6) the Registration Statement; (7) the agency agreement (including the standard purchase provisions) filed as exhibits to the Registration Statement (the "Purchase Agreement"); (8) the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"); (9) the opinion of Piper & Marbury L.L.P. dated April 7, 1997 concerning the applicability and effect of Virginia law to the matters covered in this opinion; and (10) such other documents, transactions, and matters of law as we deemed necessary in order to render this opinion.

     This opinion is subject to: (1) the merger becoming effective and the filing with the appropriate State authorities, and effectiveness of, Constellation Energy's Charter; (2) the Registration Statement becoming effective under the Securities Act of 1933; (3) issuance by the Maryland Commission and the District of Columbia Commission of orders authorizing the issuance and sale by Constellation Energy of the Notes; (4) appropriate resolutions being adopted by the Constellation Energy Board of Directors in regard to the issuance of the Notes; (5) the proper execution, authentication, and delivery of the Notes upon receipt of the purchase price pursuant to the Purchase Agreement; and (6) the qualification of the Indenture under the Trust Indenture Act of 1939.

      Based  on the foregoing, I am of the opinion that  the
Notes,  when  issued and delivered pursuant to the  Purchase
Agreement,  will  constitute  legally  issued  and   binding
obligations of Constellation Energy.

      The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect and, to the extent covered in the Piper & Marbury L.L.P. opinion, the law of the Commonwealth of Virginia.

      This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I am the in-house attorney referred to in the Registration Statement and I consent to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto).


                                   Very truly yours,

                                   /s/ Donna M. Levy